Exhibit 10.16

Capital Contribution Transfer Agreement

Party A (Transferor):	Shenzhen Huiheng Industry Co. Ltd.

Legal Representative:	Huang Jian

Party B (Transferee):	Tibet Changdu Shengfeng Industry Development Co., Ltd.

Legal Representative:	Qiu Tong

Whereas:

1.	Wuhan Kangqiao Medical New Technology Co., Ltd. (“Wuhan Kangqiao” hereunder), a limited liability company which legally established on December 23, 2002 and duly existing.

2.	Party A legally owns RMB7,040,000 capital contribution(“Designated Contribution” hereunder) in Wuhan Kangqiao, which is 64% of the registered capital of Wuhan Kangqiao.

Therefore, after friendly consultations, Party A and Party B hereby execute this capital contribution transfer agreement (“Agreement” hereunder) upon matters related to the transfer of the Designated Contribution.

Article 1 Warranties and Representations of the Parties

1.	Party A hereby warrants and represents as follows:

(1)	Party A is an enterprise legal person which has been legally established and duly existing;

(2)	Party A has full rights, approval and authority to execute this Agreement and to perform its obligations hereunder;

(3)	the execution and performance of this Agreement will not violate any other legitimate obligations assumed by Party A; and

(4)	the Designated Contribution was free from any pledge or encumbrance.

2.	Party B hereby represents and warrants that:

(1)	Party B is an enterprise legal person which has been legally established and duly existing;

(2)	Party B has full rights, approval and authority to execute this Agreement and to perform its obligations hereunder;

(3)	The execution and performance of this Agreement will not violate any other legitimate obligations assumed by Party B.

Article 2 Transfer of the Designated Contribution

1.
In accordance with the terms and conditions under This Agreement, Party A agrees to transfer all the Designated Contribution in Wuhan Kangqiao owned by itself to Party B, and Party B agrees to acquire Designated Contribution transferred from Party A under the terms and conditions hereunder.

2.	Party A shall not own any capital contribution in Wuhan Kangqiao after the transfer of Designated Contribution.

Article 3 Transfer Price and Its Payment

1.	The transfer price for the Designated Contribution (64% of the registered capital of Wuhan Kangqiao) shall be decided through consultations between both parties.

2.	The matters concerned with the payment of the price for the Designated Contribution shall be decided through the consultations between both parties otherwise.

Article 4 Registration Procedures and Fees for Transfer

1.	Party A shall urge and cause Wuhan Kangqiao to undertake the registration procedures for Designated Contribution’s transfer.

2.	Fees for undertaking the procedures for the Designated Contribution’s transfer shall be borne by Party B.

Article 5 Transfer of Shareholders’ Rights and Obligations

Both parties agree that the shareholder’s rights and obligations enjoyed and borne by Party A as a shareholder of Wuhan Kangqiao under Designated Contribution shall be assumed by Party B since February 1, 2006.

Article 6 Liabilities for Breach of Contracts

Any party in violation of the provisions of this agreement shall compensate for all economic losses induced to the non-breaching party.

Article 7 Dispute Settlement

All disputes under this Agreement, if not settled through friendly negotiation, shall be submitted by any party for arbitration under the auspices of Shenzhen Arbitration Committee. Article 8 Effectiveness and Miscellaneous

1.	This Agreement shall come into force on the date of the signing and sealing by the legal representative or authorized representative of Party A and Party B.

2.
This Agreement shall be executed in four counterparts, two shall be kept by both parties, one shall be kept in Wuhan Kangqiao for record, and one shall be filed to relevant authority of administration for industry and commerce for registration..

Party A:	Shenzhen Huiheng Industry Co. Ltd.
Legal/Authorized Representative:

Party B:	Tibet Changdu Shengfeng Industry Development Co., Ltd.
Legal/Authorized Representative:

Place of Signing:	Shenzhen, Guangdong
Date of Signing:	February 25, 2006